
                           SERENA SOFTWARE INTERNATIONAL

                           REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "AGREEMENT") is made as of September 25, 1998 by and among SERENA Software International, a California corporation (the "COMPANY"), and Donald A. Murphy, as Trustee of the Murphy Family Trust, Pamela J. Murphy, as Trustee of the Murphy Family Trust, and Roseann P. Geyer (each a "SHAREHOLDER" and, collectively, the "SHAREHOLDERS").

                                      RECITALS

     A. In connection with the issuance of shares of Common Stock issued to the Shareholders (the "SHARES") of the Company pursuant to that certain Agreement and Plan of Reorganization of an even date hereof between the Company, SSI Acquisition Corp., a California corporation and wholly-owned subsidiary of the Company, Optima Software, Inc., a California corporation ("OPTIMA"), and certain shareholders of Optima, including the Shareholders and Douglas D. Troxel, an individual, (the "MERGER AGREEMENT"), the Company and the Shareholders desire to enter into this Agreement in order to grant certain rights to the Shareholders;

     B. It is a condition to the closing of the transactions contemplated by the Merger Agreement that the Company and the Shareholders enter into this Agreement.

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

                                     AGREEMENT

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

          (a) "COMMISSION" shall mean the Securities and Exchange Commission or any successor agency.

          (b) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          (c) "REGISTRABLE SECURITIES" shall mean (i) the Shares and (ii) shares of the Company's Common Stock or other securities issued or issuable with respect to the Shares upon any stock split, stock dividend, recapitalization, or similar event; PROVIDED, HOWEVER, that any shares described in clauses (i) or
(ii) above which have been resold to the public pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration promulgated under the Securities Act, or in a private transaction in which the registration rights granted under this Agreement are not assigned shall cease to be Registrable Securities upon such resale.

          (d) The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

          (e) "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the fees of a single counsel acting on behalf of all of the Shareholders, and the expense of any special audits incident to or required by any such registration, but excluding all Selling Expenses.

          (f) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          (g) "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Shareholders.

     2.   COMPANY REGISTRATION.

          (a) NOTICE OF REGISTRATION. If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a transaction pursuant to Rule 145 promulgated under the Securities Act, then for each such registration the Company will:

               (i)   promptly give to each Shareholder written notice thereof;
and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt of such written notice from the Company, by any Shareholder or Shareholders; PROVIDED, HOWEVER, that the number of Registrable Securities to be included in such registration shall be subject to the managing underwriter cutback provisions described in Section 2(c).

          (b) NOTICE OF UNDERWRITING. If the registration of which the Company gives notice is for an underwritten registered public offering, the Company shall so advise the Shareholders as a part of the written notice given pursuant to Section 2(a). In such event, the right of any Shareholder to registration shall be conditioned upon such underwriting and the inclusion of the Registrable Securities held by such Shareholder in such underwriting to the extent provided in this Section. All Shareholders proposing to distribute their Registrable Securities through such underwriting (together with the Company and the other shareholders distributing their securities through such underwriting) shall enter into an underwriting agreement with the Underwriter's Representative for such offering. The Shareholders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 2.


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

          (c) CUT-BACK AND ALLOCATION. Notwithstanding any other provision of this Section 2, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting to the extent of excluding all Registrable Securities from such registration in the Company's public offering; PROVIDED, HOWEVER, the Company will use reasonable efforts to include up to fifty percent (50%) of the Registrable Securities then outstanding to the extent more than fifty percent (50%) of such Registrable Securities are requested to be included in the Company's initial public offering. In the event that less than 50% of the Registrable Securities are requested to be so included, the Company shall use its reasonable efforts to include all such Registrable Securities. The Company has not granted Registration Rights to any other person, and any such rights granted hereafter shall be subject to the rights contained hereon. In the event such limitation is applied to Registrable Securities, the Company shall so advise all Shareholders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among the Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Shareholders. If any Shareholder disapproves of the terms of any such underwriting, such Shareholder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          (d) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2 prior to the effectiveness of such registration whether or not any Shareholder has elected to include securities in such registration.

     3. REGISTRATION ON FORM S-3. The Company shall use its best efforts to qualify for registration on Form S-3, and to that end, the Company shall comply with the reporting requirements of the Exchange Act. After the Company has qualified for the use of Form S-3, each Shareholder shall have the right to request unlimited registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by each such Shareholder; PROVIDED, HOWEVER, that a Shareholder may not make such a request more than once every year), subject to the following limitations:

               (i) the Company shall not be obligated to cause a registration on Form S-3 to become effective prior to 90 days following the effective date of a Company-initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145);

               (ii) the Company shall not be required to effect a registration on Form S-3 unless the Shareholder or Shareholders requesting registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $2,000,000;

               (iii) the Company shall not be obligated to effect more than one registration under this Section 3 during any six month period; and

               (iv) the Company shall not be required to maintain and keep any such registration on Form S-3 effective for a period exceeding forty-five (45) days from the effective date thereof. The Company shall give notice to all Shareholders and all holders of registration rights under any other agreement of the Company granting Form S-3 or similar demand registration rights of the receipt of a request for registration pursuant to this Section and shall provide a reasonable opportunity for all such other Shareholders, including holders of registration rights under any other agreement of the Company granting Form S-3 or similar demand registration rights, to participate in the registration. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Shareholder or Shareholders thereof for purposes of disposition.

     4. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 2 or Section 3 shall be borne by the Company. All Selling Expenses relating to securities registered by the Shareholders shall be borne by the Shareholders of such securities pro rata on the basis of the number of shares so registered.

     5.   REGISTRATION PROCEDURES.

          (a) COMPANY OBLIGATIONS. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Shareholder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will furnish such number of prospectuses and other documents incident thereto as a Shareholder from time to time may reasonably request.

          (b) SHAREHOLDER OBLIGATIONS. The Company may require each Shareholder to furnish to the Company in writing such information regarding such Shareholder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. Each Shareholder agrees to use its best efforts to cooperate with the Company in connection with the preparation and filing of a registration statement covering the Registrable Securities.

     6. TERMINATION OF REGISTRATION RIGHTS. The registration rights granted pursuant to this Agreement shall terminate as to any Shareholder upon the earlier to occur of (i) four (4) years after the Company's initial public offering, or (ii) at such time after the Company's initial public offering as all of the Registrable Securities then held by such Shareholder may be sold within any three (3) month period pursuant to Rule 144.

     7.   INDEMNIFICATION.

          (a) The Company will indemnify each Shareholder and such Shareholder's legal counsel and independent accountants, and each person controlling such Shareholder within the meaning of Section 135 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 13 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Shareholder and such Shareholder's legal counsel and independent accountants, and each person controlling such Shareholder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in eliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Shareholder or underwriter and stated to be specifically for use therein; and provided, further, that the Company will not be liable to any such person or entity with respect to any such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus that is corrected in the final prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (or any amendment or supplement to such prospectus) if the person asserting any such loss, claim, damage or liability purchased securities but was not sent or given a copy of the prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such securities to such person in any case where such delivery of the prospectus (as amended or supplemented) is required by the Securities Act, unless such failure to deliver the prospectus (as amended or supplemented) was a result of the Company's failure to provide such prospectus (as amended or supplemented).

          (b) Each Shareholder will, if Registrable Securities held by such Shareholder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 13 of the Securities Act, and each other such Shareholder and each person controlling such Shareholder within the meaning of
Section 13 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Shareholders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Shareholder and stated to be specifically for use therein; PROVIDED, HOWEVER, that the obligations of such Shareholders hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Shareholder of Registrable Securities sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of the Company and Shareholders under this Section shall survive the completion of any offering of Registrable Securities in a registration statement under Section 2 or Section 3, and otherwise.

     8. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Shares to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

          (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

          (c) furnish to Shareholders upon request a written statement as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Shareholder to sell any such securities without registration.

     9. RESTRICTIONS ON TRANSFER. Provided that the Company is given prior notice of such assignment, the rights granted hereunder to cause the Company to register securities may be assigned to a transferee or assignee who acquires at least 50,000 shares of Registrable Securities (appropriately adjusted for stock splits, recapitalizations and the like effected after the date hereof). In the event that rights granted hereunder are assigned in accordance with this
Section 9, such assignee shall be deemed to be a "Shareholder" as that term is used in this Agreement

     10. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without regard to choice of law provisions. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers and other relations between the parties arising under this Agreement.

     11. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding among the parties regarding the subject matter herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     12. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Shareholder, to such address as such Shareholder shall have furnished to the Company in writing, or (b) if to the Company, to its principal executive offices and addressed to the attention of the Chief Financial Officer, or to such other address as the Company shall have furnished to such Shareholder.

          Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally or by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     13. AMENDMENT. Any provision of this Agreement may be amended, waived or modified only upon the written consent of (i) the Company, (ii) holders of a majority of the outstanding Registrable Securities and shares of the Company's Common Stock or other securities issued or issuable with respect to the Shares upon any stock split, stock dividend, recapitalization or similar event issued upon conversion thereof (excluding for all purposes in such computation any such securities resold to the public or otherwise without rights hereunder) and (iii) Roseann P. Geyer, so long as she shall continue to hold Registrable Securities. Any Shareholder may waive any of his or her rights or the Company's obligations hereunder without obtaining the consent of any other person.

     14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument.



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                                         -8-

     IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date set forth above.

"COMPANY"                   SERENA SOFTWARE INTERNATIONAL
                            a California corporation


                            By: /s/ Richard A. Doerr
                               -----------------------------------------

                            Name:  Richard A. Doerr
                                 ---------------------------------------

                            Title: President and Chief Executive Officer
                                  --------------------------------------

"SHAREHOLDERS"              /s/ Donald A. Murphy
                            --------------------------------------------
                            Donald A. Murphy,
                            as Trustee of the Murphy Family Trust


                            /s/ Pamela J. Murphy
                            --------------------------------------------
                            Pamela J. Murphy,
                            as Trustee of the Murphy Family Trust


                            /s/ Roseann P. Geyer
                            --------------------------------------------
                            Roseann P. Geyer





           [SERENA SOFTWARE INTERNATIONAL REGISTRATION RIGHTS AGREEMENT]

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